(h)(1)(i)

November 30, 2011

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated April 1, 2002, as amended and restated on December 31, 2008 between ING Variable Portfolios, Inc. and ING Funds Services, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Emerging Markets Index Portfolio, a newly established series of ING Variable Portfolios, Inc. (the “Portfolio”), effective on November 30, 2011, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fee indicated for the Portfolio, is attached hereto.

The Amended Schedule A has also been updated to reflect the removal of ING NASDAQ 100 Index® Portfolio because this series recently dissolved.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Portfolio.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson Senior Vice President ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic Senior Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

And

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee
(as a percentage of managed assets)
ING Australia Index Portfolio	0.10%
ING BlackRock Science and Technology Opportunities Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING Emerging Markets Index Portfolio	0.10%
ING Euro STOXX 50® Index Portfolio	0.10%
ING FTSE 100 Index® Portfolio	0.10%
ING Hang Seng Index Portfolio	0.10%
ING Index Plus LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING Index Plus MidCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING Index Plus SmallCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING International Index Portfolio	0.10%
ING Japan TOPIX Index® Portfolio	0.10%
ING RussellTM Large Cap Growth Index Portfolio	0.10%
ING RussellTM Large Cap Value Index Portfolio	0.10%
ING RussellTM Mid Cap Growth Index Portfolio	0.10%
ING Russell™ Large Cap Index Portfolio	0.10%

Series	Administrative Services Fee
(as a percentage of managed assets)
ING Russell™ Mid Cap Index Portfolio	0.10%
ING Russell™ Small Cap Index Portfolio	0.10%
ING Small Company Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING U.S. Bond Index Portfolio	0.10%
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	0.10%